Exhibit 99.1

Investor Relations Contact: John Lawlor, Cognos 613-738-3503 john.lawlor@cognos.com

Media Relations Contact: Sean Reid, Cognos 613-738-1440 Ext. 3260 sean.reid@cognos.com

Cognos®Announced Open Market Stock Repurchase

Ottawa, Ontario – October 6, 2005 – Cognos Incorporated (Nasdaq:COGN; TSX:CSN) today announced that it has adopted a stock repurchase program which will commence on October 10, 2005 and end on October 9, 2006. The program will enable the Company to purchase up to 4,000,000 common shares (which is less than 5% of the 91,239,368 common shares currently issued and outstanding as of September 30, 2005), provided that no more than US$100,000,000 is expended in total under the program. Any purchases will be done on the Toronto Stock Exchange or The Nasdaq Stock Market at prevailing open market prices and paid out of general corporate funds. The Company is of the view that from time to time the market price of its common shares does not adequately reflect the underlying value of the Company’s business. All repurchased shares will be cancelled. No shares will be knowingly purchased from Company insiders or their affiliates. The stock repurchase program remains subject to regulatory approval.

The current program, which was adopted on October 9, 2004, will expire on October 8, 2005. As of September 30, 2005, Cognos has repurchased 1,827,070 shares at an approximate average price of US$39.28 for an aggregate purchase price of approximately US$71,765,009. All of these repurchased shares have been or are in the process of being cancelled.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, among other things, the Company’s expectations with respect to the repurchase of common shares pursuant to its stock repurchase program, the market price of its common shares relative the underlying value of the Company’s business and the receipt of approval by the Toronto Stock Exchange for the program.

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These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: a continuing increase in the number of larger customer transactions and the potential for a related lengthening of sales cycles; continued BI market consolidation and other competitive changes in the BI market; the incursion of enterprise resource planning companies into the BI market; currency fluctuations; the Company’s ability to maintain or accurately forecast revenue growth or to anticipate and accurately forecast a decline in revenue from any of its products or services; the Company’s ability to compete in an intensely competitive market; the Company’s ability to develop and introduce new products and enhancements on schedule that respond to customer requirements and rapid technological change; customer acceptance and implementation of Cognos 8 Business Intelligence; new product introductions and enhancements by competitors; the Company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; the Company’s ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; fluctuations in the Company’s quarterly and annual operating results; fluctuations in the Company’s tax exposure; the impact of global economic conditions on the Company’s business; the impact of hurricane Katrina on the overall economic condition of North America; unauthorized use or misappropriation of the Company’s intellectual property; claims by third parties that the Company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws of foreign jurisdictions; the Company’s ability to identify, pursue, and complete acquisitions with desired business results; and the existence of regulatory barriers to integration; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos

Cognos, the world leader in business intelligence and corporate performance management, delivers software and services that help companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage—Corporate Performance Management (CPM)—achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 23,000 customers in over 135 countries. Cognos enterprise business intelligence and performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos web site at www.cognos.com.

Cognos and the Cognos logo are registered trademarks of Cognos Incorporated in the United States and/or other countries.

Note to Editors: Copies of previous Cognos press releases and corporate and product information are available on the Cognos web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

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